NORRIS MCLAUGHLIN & MARCUS, PA
ATTORNEYS AT LAW

RICHARD A. NORRIS        EDWARD A. HOGAN        MARK A MONTANA            KERRY J. ROAD                  MAILING ADDRESS:
G. ROBERT MARCUS         STUART J FREEDMAN      CHRISTA HILDEBRAND 1      JEFFREY M. CASALETTO            P.O. BOX 1018
WILLIAM A DREIER         DAVID R. STRICKLER     DAVID. T. HARMON 1        ANDREA S. GLASER           SOMERVILLE, NJ  08876-1018
PETER D. HUTCHEON        ROBERT C. GABRIELSKI   JEANNE HAMBURG 1          STEFANIE R. MCNAMARA            (908) 722-0700
JOEL N. JACOBSON         PATRICK T. COLLINS     JERRY S. D'ANIELLO        MARK D. MARIN              (908) 722-0755 FACSMILE
RICHARD J. SCHACHTER*    GARY N. MARKS          JERALYN L. LAWRENCE       JOSEPH M. MURPHY, JR.
J. ANTHONY MANGER        MICHAEL F. CHAZKEL     SCOTT M. BAACH            DEANNA L. KOESTEL               HAND DELIVERY:
WALTER G. REINHARD       LAWRENCE N. LAVIGNE    ANNMARIE SIMEONE          JENNIFER C. HOWELL            721 ROUTE 202-206
VICTOR S. ELGORT         DOUGLAS R. BROWN       LINDA A. TANCS            KEITH D. MCDONALD           BRIDGEWATER, NJ 08807
KENNETH D. MESKIN        MARTHA N. DONOVAN      DAVID S. BLATTEIS         MELISSA A. PENA               __________________
KEVIN T. O'BRIEN         CHARLES W. MILLER, III __________________        GLENN L. STEIN                 875 THIRD AVENUE
M. KAREN THOMPSON*       ROBERT MAHONEY         JEREMY I. SILBERMAN       JANINE N. MATTON                  18TH FLOOR
IRA S. NOVAK             NICHOLAS F. PELLITTA   CHARLES A. BRUDER         WILLIAM J. BENEDUCE           NEW YORK, NY 10022
EDWARD G. SPONZILLI*     JOHN N. VANARTHOS      HAEKYOUNG SUH             KEYA DENNER
WILLIAM R. ROBINSON      MICHAEL K. LIGORANO    FERNANDO M. PINGUELO      JENNIFER J. MARINELLI           WWW.NMMLAW.COM
CARL G. WEISENFELD       FRANK T. ARAPS         THEODORE J. KORTH         JIGNESH J. SHAH             INFO@NMMLAW.COM E-MAIL
THEODORE MARGOLIS        DANIEL R. GUADALUPE    RACHEL A. WINGERTER       __________________
JAMES J. SHRAGER         MARION K. LITTMAN      CHRISTINE M. SELLITTI     OF COUNSEL
JOSEPH J. FLEISCHMAN     TIMOTHY P. MCKEOWN     ALYSSA A. VERDERAMI       SERLE I. MOSOFF 3           MERITAS LAW FIRMS WORLDWIDE
STEPHEN M. OFFEN         STEVEN A. KARG         PADRAIG P. FLANAGAN       MICHELE S. MARCUS
JOHN J. EAGAN            DAVID C. ROBERTS       MARGARET S. O'BRIEN       CERTIFIED BY THE SUPREME
JAMES H. LASKEY          ALISON L. GALER        ROBERT L. SCHMIDT         COURT OF NEW JERSEY AS A
MICHAEL J. STANTON       ANDREW N. PARFOMAK     CHRISTOPHER STEVENSON     CIVIL TRIAL ATTORNEY
KURT G. BRISCO 2         RIKKI L. FIELD         JOHN A. JAKUB             1 NY BAR ONLY
WILLIAM C. GERSTENZANG 1 DAVY E. ZONERAICH      PATRICK T. MOTTOLA        2 MD BAR ONLY
BRUCE S. LONDA 1         MARGARET R. FLOOD      ELIZABETH L. ABDELMASIEH  3 PA BAR ONLY



                                                     April 21, 2006

Interchange Financial Services Corporation
Park 80 West - Plaza Two
Saddle Brook, New Jersey 07663

Gentlemen:

         We refer to the proposed registration for issue and sale by Interchange Financial Services Corporation (the "Company") from time to time of 1,500,000 shares of the Company's Common Stock, no par value (the "Shares") to participants in the Interchange Financial Services Corporation 2005 Omnibus Stock and Incentive Plan for Interchange Financial Services Corporation (the "Plan").

         We have examined copies of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act") which the Company proposes to file with the Securities and Exchange Commission with respect to the Plan and Shares. We have also examined such corporate records, certificates of public officials or corporate officers and agents, and other documents we have deemed necessary in order to enable us to render the opinion set forth below.

         Based on the foregoing examination, it is our opinion that the Shares are validly authorized and, assuming: (a) the Shares will be validly authorized on the dates of issuance thereof; (b) the above-mentioned Registration Statement on Form S-8 becomes effective under the Act and remains effective at the time of issuance of the Shares; (c) the Shares will be issued pursuant to the exercise of stock options or under the terms of awards duly granted under the Plan, and the consideration payable for such Shares, if any, under the terms of the Plan and the options or awards made thereunder, will be paid by the recipient, (d) due execution and delivery by the Company of stock certificates

NORRIS MCLAUGHLIN & MARCUS, PA

Interchange Financial Services Corporation
April 21, 2006
Page 2



evidencing the Shares; and (e) no change occurs in the applicable laws or pertinent facts, the Shares so issuable will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-mentioned registration statement. In giving this consent we do not hereby admit that we are within the category of persons whose consent is required under
Section 7(b) of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            NORRIS, MCLAUGHLIN & MARCUS, P.A.


                                            By: /s/ Douglas R. Brown
                                                --------------------------
                                                Douglas R. Brown, Esq.